UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

PULITZER INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     This filing relates to a planned merger of LP Acquisition Corp., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation (“Lee”) with and into Pulitzer Inc. (“Pulitzer”) (the “Merger”), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the “Merger Agreement”).

     The following hand-outs were prepared by representatives of Lee and distributed via email to certain publishers of Pulitzer’s newspapers on February 14, 2005.

Lee and Pulitzer
Communications Timeline

[RED LIGHT GRAPHIC] Red Light: The red light is on through the HSR clearance, which is expected around March 15. Only information gathering in critical transition areas is permitted: HR, Finance and IT. Limited meetings with Pulitzer employees are permitted. Meet and greet occasions are fine. All answers to questions must stay within the bounds of our news releases and our stock Q and A’s.

[YELLOW LIGHT GRAPHIC] Yellow Light: The light turns yellow after the HSR early termination and the SEC approval of the Proxy, expected around March 20. Thereafter, we can communicate specifics of employee benefits. All written communications with Pulitzer employees must be filed with the SEC until the shareholder vote. This includes e-mails which exchange information concerning Lee which may have the effect of influencing a Pulitzer employee/shareholder to vote for the acquisition. Other communications will require discussion and approval from Pulitzer management and counsel, which will be guided by reason and their desire for a smooth transition.

[GREEN LIGHT GRAPHIC] Green Light: The light turns green after the Pulitzer shareholder vote which might occur as early as the end of April. There are no legal restrictions once the light turns green, but we have agreed to respect Pulitzer’s management by coordinating communications with them and using channels until closing.

NEWSPAPER OPERATIONS

- **Junck**
  - **Gulledge**
    - ***Napa***
    - ***Hanford***
    - ***Lihue***
    - ***Lompoc***
    - ***Santa Maria***
    - Billings
    - Butte
    - Casper
    - Helena
  - **Hopson**
    - ***Tucson***
    - ***Rhinelander***
    - Madison
    - Baraboo
    - Beaver Dam
    - Portage
    - Shawano
    - La Crosse
    - Winona
    - Racine
    - Chippewa Falls
  - **Veon**
    - **VanStrydonck**
      - ***Coos Bay***
      - Missoula
      - Hamilton
      - Albany
      - Corvallis
      - Longview
    - ***Provo***
    - ***Flagstaff***
    - Escondido
    - Auburn
    - Glens Falls
    - Twin Falls
    - Burley
    - Elko
    - Rapid City
    - Bismarck
    - Sioux City
    - Lincoln
    - Columbus
    - Fremont
    - Beatrice
    - Agri-Media
    - **Phelps**
      - Davenport
      - Carlisle
      - Mason City
      - Maysville
      - Muscatine
      - Orangeburg
  - **Egger**
    - ***St. Louis***
  - **Mowbray**
    - **Lindus**
      - ***Bloomington***
      - ***Park Hills***
      - Decatur
      - Carbondale
      - Mattoon
      - Charleston
    - ***DeKalb***
    - NW Indiana
    - **Green**
      - Waterloo

MARY JUNCK
Chairman, President and CEO
Office: 563-383-2154
mary.junck@lee.net

MICHAEL GULLEDGE
Regional Publisher;
Publisher, Billings Gazette
Office: 406-657-1225
Cell: 406-670-9819
mike.gulledge@lee.net

JAMES HOPSON
Vice President - Publishing;
Publisher, Wisconsin State Journal;
Office: 608-252-6102
Cell: 608-279-4273
james.hopson@lee.net

LINDA LINDUS
Regional Publisher;
Publisher, Herald & Review
Office: 217-421-6912
Cell: 217-521-1801
linda.lindus@lee.net

KEVIN MOWBRAY
Vice President – Publishing;
Publisher, The Times
Office: 219-933-3330
Cell: 219-712-6721
kmowbray@nwtimes.com

JOHN VanSTRYDONCK
Vice President - Pacific Northwest;
Publisher, Missoulian
Office: 406-523-5201
Cell: 406-546-6600
john.vanstrydonck@lee.net

GREG VEON
Vice President - Publishing
Office: 563-383-2169
Cell: 563-343-2183
greg.veon@lee.net

ADDITIONAL INFORMATION AND WHERE TO FIND IT

     The proposed transaction will be submitted to Pulitzer’s stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders’ approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

     STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC’s Internet site (http://www.sec.gov).

     Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

     Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer’s directors and executive officers is available in Pulitzer’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.